Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-150778, 333-23689, 333-32007, 333-70781, and 333-123984) and Form S-3 (No. 333-140286) of Nexxus Lighting, Inc. of our report dated July 2, 2008, relating to the financial statements of Lumificient Technologies, LLC which appear in this Form 8-K/A.

/s/ BDO Seidman, LLP
Charlotte, North Carolina

July 14, 2008

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